Exhibit 99.1

ITEM 1.	BUSINESS

OVERVIEW

Since Owens Corning was founded in 1938, the Company has continued to grow as a market-leading innovator of glass fiber technology. Headquartered in Toledo, Ohio, Owens Corning is a world leader in composite and building materials systems, delivering a broad range of high-quality products and services. Our products range from glass fiber used to reinforce composite materials used in transportation, electronics, marine, wind energy and other high-performance markets to insulation, roofing and manufactured stone veneer used in residential, commercial and industrial applications. As a sustainability-focused company, Owens Corning creates value for our customers and stockholders, positively impacts the environment and enhances the lives of those with whom we interact.

On October 31, 2006 (the “Effective Date”), our Predecessor company, Owens Corning Sales, LLC (formerly known as Owens Corning) (“OCD”) and certain of its subsidiaries (collectively, the “Debtors”) satisfied the conditions of their plan of reorganization (the “Plan”) and emerged from bankruptcy with all asbestos-related liabilities resolved through such plan of reorganization. At such time, the Company became the holding company for the Owens Corning companies. Owens Corning is the Successor issuer to OCD, which is now a wholly-owned subsidiary as a result of Owens Corning adopting a holding company organizational structure. The Debtors had filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (“USBC”) on October 5, 2000 to resolve asbestos claims against OCD and certain of its subsidiaries and protect the long-term value of OCD’s business.

On November 1, 2007, the Company completed its acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses (the “Acquisition”). The Acquisition, described more fully in Note 8 to the Consolidated Financial Statements, accelerated the Company’s global growth strategy by enhancing its presence in low-cost emerging markets around the world and strengthened its position as a market leader in glass reinforcements and composites. To complete required regulatory remedies associated with the Acquisition, the Company sold two composite manufacturing plants in Battice, Belgium and Birkeland, Norway (the “Divestiture”) on May 1, 2008.

Unless the context indicates otherwise, the terms “Owens Corning,” “Company,” “Successor,” “we” and “our” in this report refer to Owens Corning and its subsidiaries. References to a particular year means the Company’s year commencing on January 1 and ending on December 31 of that year except that 2006 refers to the Predecessor period beginning January 1, 2006 and ending on October 31, 2006 combined with the Successor period beginning November 1, 2006 and ending on December 31, 2006.

SEGMENT OVERVIEW

Note 2 to the Consolidated Financial Statements contains information regarding net sales to external customers and total assets attributable to each of Owens Corning’s reportable segments and geographic regions, earnings (loss) from continuing operations before interest and taxes for each of Owens Corning’s reportable segments, and information concerning the dependence of our reportable segments on foreign operations, for each of the years 2008, 2007 and 2006.

We operate within two segments: Composites, which includes our Reinforcements and Downstream businesses; and Building Materials, which includes our Insulation, Roofing, and Other businesses. Our Composites and Building Materials reportable segments accounted for approximately 39% and 61% of our total reportable segment net sales, respectively, in 2008.

Composites

Owens Corning glass fiber materials can be found in over 40,000 end-use applications within seven primary markets: power and energy, housing, water distribution, industrial, transportation, consumer and aerospace/military. Such end-use applications include sporting goods, computers, telecommunications cables, boats, aircraft, defense, automotive, industrial containers, and wind-energy. Our products are manufactured and sold worldwide. We primarily sell our products directly to parts molders and fabricators. Within the building and construction market, our Composites segment sells glass fiber and/or glass mat directly to a small number of major shingle manufacturers, including our own roofing business.

Our Composites segment is comprised of our Reinforcements and Downstream businesses. Within the Reinforcements business, the Company manufactures, fabricates and sells glass reinforcements in the form of fiber. Within the Downstream

ITEM 1.	BUSINESS (continued)

business, the Company manufactures and sells glass fiber products in the form of fabrics, mat, veil and other specialized products.

Demand for composites is driven by general global economic activity and, more specifically, by the increasing replacement of traditional materials such as aluminum, wood and steel with composites that offer lighter weight, improved strength and less corrosion. Historically, global demand for composite materials has grown annually at about 1.5 times to 2 times global GDP.

We compete with composite manufacturers worldwide. According to various industry reports and Company estimates, our Composites segment is a world leader in the production of glass fiber reinforcement materials. Primary methods of competition include innovation, quality, customer service and price for our commodity products. Significant competitors in the Composites segment include Johns Manville and PPG Industries as well as significant global competitors based in China, the largest of them being Jushi Group Co., Ltd.

Our manufacturing operations in this segment are generally continuous in nature, and we warehouse much of our production prior to sale since we operate primarily with short delivery cycles.

Building Materials

Our Building Materials reportable segment is comprised of the following businesses:

Insulation

Our insulating products help customers conserve energy, provide improved acoustical performance and offer convenience of installation and use, making them a preferred insulating product for new home construction and remodeling. These products include thermal and acoustical batts, loose fill insulation, foam sheathing and accessories, and are sold under well-recognized brand names and trademarks such as Owens Corning PINK FIBERGLAS® Insulation. We sell our insulation products primarily to insulation installers, home centers, lumberyards, retailers and distributors in the United States and Canada.

Demand for Owens Corning’s insulating products is driven by new residential construction, remodeling and repair activity, commercial and industrial construction activity, increasingly stringent building codes and the growing need for energy efficiency. Sales in this business typically follow seasonal home improvement, remodeling and renovation and new construction industry patterns, although typically on a lagged basis. The peak season for home construction and remodeling in our geographic markets generally corresponds with the second and third calendar quarters, and therefore, sales levels are typically higher during the second half of the year. In 2008, the United States housing industry and overall economic conditions deteriorated at an increasing rate beginning in the second quarter. This deep downturn disrupted normal seasonal patterns in our Insulation business, and had the effect of smoothing our first and second half sales.

Our Insulation business competes primarily with manufacturers in the United States. According to various industry reports and Company estimates, Owens Corning is North America’s largest producer of residential, commercial and industrial insulation, and the second-largest producer of extruded polystyrene foam insulation. Principal methods of competition include innovation and product design, service, location, quality, price and compatibility of systems solutions. Significant competitors in this business include CertainTeed Corporation, Johns Manville, Dow Chemical and Knauf Insulation.

Working capital practices for this business tend to follow seasonality cycles. We typically warehouse more inventory during the first half of the year in anticipation of higher demand, which will deplete the inventory stores in the second half of the year. In accordance with the above inventory practices, our accounts payable balances in this business are typically higher in the first half of the year, while our accounts receivable balances are typically higher in the second half of the year.

Roofing

Our primary products in the Roofing business are laminate and strip asphalt roofing shingles. Other products include oxidized asphalt (which is used in our own manufacturing and sold to third-party customers for use in asphalt shingle manufacturing, commercial roofing, water proofing and industrial and specialty applications) and roofing accessories. Our flexible production capacity for producing asphalt roofing shingles has allowed us to take advantage of an industry shift toward laminate shingles in recent years. We have been able to meet the growing demand for longer lasting, aesthetically attractive laminate products with modest capital investment.

ITEM 1.	BUSINESS (continued)

We sell shingles and roofing accessories primarily through home centers, lumberyards, retailers, distributors and contractors in the United States and sell other asphalt products internally to manufacture residential roofing products and externally to other roofing manufacturers. We also sell asphalt to roofing contractors and distributors for built-up roofing asphalt systems and to manufacturers in a variety of other industries, including automotive, chemical, rubber and construction.

Demand for products in our Roofing business is generally driven by both residential repair and remodeling activity and by new residential construction. Roofing damage from strong storms can significantly increase demand in this business. As a result, sales in this segment do not tend to follow seasonal home improvement, remodeling and new construction industry patterns as closely as our Insulation business.

Our Roofing business competes primarily with manufacturers in the United States. According to various industry reports and Company estimates, Owens Corning’s Roofing business is the second largest producer in the United States of asphalt roofing shingles and is the largest producer of industrial, specialty and roofing asphalts. Principal methods of competition include innovation and product design, proximity to customers and quality. Significant competitors in the Roofing business include GAF-ELK, CertainTeed Corporation and TAMKO.

Our manufacturing operations are generally continuous in nature, and we warehouse much of our production prior to sale since we operate primarily with short delivery cycles. One of the raw materials important to this business is sourced from a sole supplier. We have a long-term supply contract for this material, and have no reason to believe that any availability issues will exist. If this supply was to become unavailable, our production could be interrupted until such time as the supplies again became available or the Company reformulated its products. Additionally, the supply of asphalt, another significant raw material in this segment, has been constricted at times. Although this has not caused an interruption of our production in the past, prolonged asphalt shortages would restrict our ability to produce products in this business.

Other

Other includes our Masonry Products and our Construction Services businesses.

Through our Masonry Products business, Owens Corning is a leading manufacturer of manufactured stone and brick veneers used in residential and commercial new construction and remodeling. We primarily sell these products under a number of brand names including Cultured Stone®, ProStoneTM, Modulo® Stone, ParMur and Langeo Stone TM. Manufactured stone veneer replicates the texture and colors of natural stone while offering improved features such as reduced weight, ease of installation and cost efficiency. Demand for manufactured stone veneer is driven by its use in new residential construction and repair and remodeling activity. Our manufactured stone veneer products are sold through distributors, retailers and home centers, primarily in the United States. The primary competitor to our Masonry Products business is Eldorado Stone, LLC.

Our Construction Services business provides offerings in the home remodeling market, principally basement finishing and sun room solutions. Additionally, in 2008 we launched our replacement windows business. Our Construction Services business operates in the United States and Canada. Its offerings are sold to specialty remodelers and homeowners under the brand names Owens Corning Basement Finishing System™, Owens Corning Room Finishing System™, Owens Corning SunSuites™ Sunrooms and Owens Corning SolaceTM replacement windows. Our basement finishing system and our sunrooms are sold through a franchise network, while our replacement windows are sold through a dealer network. Each of these offerings are premium products in their respective markets, offering properties unmatched by our competitors such as aesthetics, acoustics, and structural integrity. We are the market leader in the basement finishing market, with our closest competitor being Champion. The sunrooms market is fragmented, and we compete with several small, mainly privately-owned businesses. Renewal by Andersen is the most recognized brand of replacement windows in the United States.

GENERAL

Major Customers

No one customer accounted for more than 10% of our consolidated net sales for 2008. A significant portion of the net sales in our Building Materials segment is generated from large United States home improvement retailers.

ITEM 1.	BUSINESS (continued)

Patents and Trademarks

Owens Corning continuously works toward improving products and processes. Because of this continuous innovation process, patents and trademarks play a key role in each segment of the business. Owens Corning has numerous United States and foreign patents and trademarks issued and applied for relating to products and processes in each business segment, resulting from research and development efforts. Owens Corning does not expect the expiration of existing patents and trademarks to have a material adverse affect on the business a whole.

Through continuous and extensive use of the color PINK since 1956, Owens Corning became the first owner of a single color trademark registration in the United States. For over 25 years, Owens Corning has licensed from Metro-Goldwyn-Mayer Studios Inc. (“MGM”) (the owner of the Pink Panther character) the exclusive right to use the Pink Panther in all of our major market segments and we make extensive use of the Pink Panther character in the marketing of our products. We believe our PINK trademark and the Pink Panther character are some of the most widely recognized marks in the building products industry.

We have issued royalty-bearing patent licenses to companies in several foreign countries.

Including registered trademarks for the Owens Corning logo and the color PINK, Owens Corning has approximately 300 trademarks registered in the United States and approximately 1,400 trademarks registered in other countries. Owens Corning has approximately 500 patents in the United States and approximately 1,600 patents issued in other countries.

Backlog

Our customer volume commitments are generally short-term, and we do not have a significant backlog of orders.

Research and Development

The Company’s research and development expense during each of the last three years is presented in the table below (in millions).

Period	Research and Development Expense
Successor Twelve Months Ended December 31, 2008	$69
Successor Twelve Months Ended December 31, 2007	$63	*
Successor Two Months Ended December 31, 2006	$30	**
Predecessor Ten Months Ended October 31, 2006	$48

*	Includes a $1 million write-off of in-process research and development related to the Acquisition.
**	Includes a $21 million write-off of in-process research and development resulting from our adoption of fresh-start accounting.

Environmental Control

Owens Corning is committed to complying with all environmental laws and regulations that are applicable to our operations. We are dedicated to continuous improvement in our environmental, health and safety performance.

We have not experienced a material adverse effect upon our capital expenditures or competitive position as a result of environmental control legislation and regulations. Operating costs associated with environmental compliance were approximately $46 million in 2008. We continue to invest in equipment and process modifications to remain in compliance with applicable environmental laws and regulations worldwide.

Our manufacturing facilities are subject to numerous national, state and local environmental protection laws and regulations. Regulatory activities of particular importance to our operations include those addressing air pollution, water pollution, waste disposal and chemical control. The most significant current regulatory activity is the United States Environmental Protection Agency’s ongoing evaluation of the past air emission and air permitting activities of the glass industry, including fiberglass

ITEM 1.	BUSINESS (continued)

insulation. We expect passage and implementation of new laws and regulations specifically addressing climate change, toxic air emissions, ozone forming emissions and fine particulate during the next two to five years. However, based on information known to the Company, including the nature of our manufacturing operations and associated air emissions, at this time we do not expect any of these new laws, regulations or activities to have a material adverse effect on our results of operations, financial condition or long-term liquidity.

We have been deemed by the Environmental Protection Agency (“EPA”) to be a Potentially Responsible Party (“PRP”) with respect to certain sites under the Comprehensive Environmental Response Compensation and Liability Act. We also have been deemed a PRP under similar state or local laws and in other instances other PRPs have brought suits against us as a PRP for contribution under such federal, state, or local laws. At December 31, 2008, we had environmental remediation liabilities as a PRP at 39 sites. Our environmental liabilities at 20 of these sites will be resolved pursuant to the terms of the Plan and will be paid out of the Non-Tax Bankruptcy Reserve described in Note 25. At the other 19 sites, we have a continuing legal obligation to either complete remedial actions or contribute to the completion of remedial actions as part of a group of PRPs. For these sites we estimate a reserve in accordance with accounting principles generally accepted in the United States to reflect environmental liabilities that have been asserted or are probable of assertion, in which liabilities are probable and reasonably estimable. At December 31, 2008, our reserve for such liabilities was $8 million, of which $3 million is recorded in the Non-Tax Bankruptcy Reserve. We will continue to review our environmental reserve and make such adjustments as appropriate.

Number of Employees

As of December 31, 2008, Owens Corning had approximately 18,000 employees. Approximately 8,500 of such employees are subject to collective bargaining agreements. We believe that our relations with employees are good.

AVAILABILITY OF INFORMATION

Owens Corning’s website, located at www.owenscorning.com, provides information on our business and products, and assists our customers in various building projects. Owens Corning also makes available, free of charge, through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.